Exhibit (a)(2)

Delaware The First State Page 1 7693605 8100 SR# 20244121202 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204804652 Date: 11 - 06 - 24 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “SEG PARTNERS LONG/SHORT EQUITY FUND”, FILED IN THIS OFFICE ON THE FOURTH DAY OF NOVEMBER, A.D. 2024, AT 3:43 O`CLOCK P.M.

STATE o/DELAWARE CERTIFICATE of TRUST This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following: • First: The name of the tnist is SEG Parhiers Long/Short Equity Fund • Second: The name and address of the Registered Agent in the State of Delaware is The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (New Castle County) • Third: The Statutory Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. †† 80a - 1 et seq.). • Fourth: (Insert any other information the tnistees determine to include therein ) Ddh nd 03:43fM11/041024 EfL£D #3:43 I'M l1/#4/2#24 SR 20244121202 - £f Numb r 7693605 By. - /s/David L. Williams Authorized Person Name. - David L. Williams Typed or Printed